UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 19, 2010
                                                           ------------

                            INVESTORS TITLE COMPANY
               (Exact Name of Registrant as Specified in Charter)


       North Carolina                0-11774                  56-1110199
    --------------------            ---------                ------------
(State or Other Jurisdiction     (Commission File            (IRS Employer
     of Incorporation)               Number)              Identification  No.)



       121 North Columbia Street, Chapel Hill, North Carolina    27514
     -------------------------------------------------------------------
           (Address of Principal Executive Offices)            (Zip Code)


      Registrant's telephone number, including area code:  (919) 968-2200
                                                           --------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

     On May 19, 2010, Investors Title Company held its annual meeting of shareholders for the purposes of electing three directors for three-year terms or until their successors are elected and qualified to fill the expiring terms of J. Allen Fine, David L. Francis and A. Scott Parker, III. Mr. Parker did not stand for re-election upon the expiration of his term. James H. Speed, Jr. was recommended by the Board for consideration in filling Mr. Parker's seat. With a quorum present and a majority of votes received, J. Allen Fine, David L. Francis and James H. Speed, Jr. were elected to the Board to serve for three years or
until their successors are elected and qualified.   Below is a summary of the
final results:

                 Director             For       Withheld
                 --------             ---       --------
              J. Allen Fine        1,714,840     30,690
              David L. Francis     1,714,366     30,700
              James H. Speed, Jr.  1,715,522     29,544


Broker non-votes for this non-routine item were 327,847.

     Additionally, the shareholders considered the ratification of the appointment of Dixon Hughes PLLC as the Company's Independent Registered Public Accounting Firm for 2010 and such action was ratified with an affirmative vote of 1,974,147 shares. 14,323 shares were voted against and 1,526 shares abstained from voting.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            INVESTORS TITLE COMPANY



Date:  May 24, 2010         By:      /s/ James A. Fine, Jr.
                               ------------------------------------------
                                          James A. Fine, Jr.
                                          President, Treasurer and
                                          Chief  Financial  Officer